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                                                                      EXHIBIT 11

                 LEHMAN BROTHERS HOLDINGS INC. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                           TWELVE MONTHS
                                                               ENDED                  ELEVEN MONTHS
                                                            NOVEMBER 30,                  ENDED
                                                    ----------------------------      NOVEMBER 30,
                                                       1996             1995              1994
                                                    -----------      -----------      -------------
PRIMARY:
Weighted average shares outstanding:
  Common stock....................................  101,548,947      104,535,218       105,436,860
  Common stock issuable...........................   13,779,315        8,420,122         2,532,543
  Common stock equivalents........................    1,045,323          459,344            61,389
                                                    -----------      -----------       -----------
  Total...........................................  116,373,585      113,414,684       108,030,792
                                                    ===========      ===========       ===========
Income before cumulative effect of change in
  accounting principle............................  $     415.8      $     242.2       $     125.2
Cumulative effect of change in accounting
  principle.......................................                                           (12.7)
                                                    -----------      -----------       -----------
Net income........................................        415.8            242.2             112.5
Preferred dividends...............................        (38.2)           (42.3)            (37.6)
                                                    -----------      -----------       -----------
Net income applicable to common stock.............  $     377.6      $     199.9       $      74.9
                                                    ===========      ===========       ===========
Earnings Per Common Share:
Income before cumulative effect of change in
  accounting principle............................  $      3.24      $      1.76       $      0.81
Cumulative effect of change in accounting
  principle.......................................                                           (0.12)
                                                    -----------      -----------       -----------
Earnings per common share.........................  $      3.24      $      1.76       $      0.69
                                                    ===========      ===========       ===========
FULLY DILUTED:
Weighted average shares outstanding:
  Common stock....................................  101,548,947      104,535,218       105,436,860
  Common stock issuable...........................   13,779,315        8,420,122         2,532,543
  Common stock equivalents........................    1,252,138          551,936            61,389
                                                    -----------      -----------       -----------
  Total...........................................  116,580,400      113,507,276       108,030,792
                                                    ===========      ===========       ===========
Income before cumulative effect of change in
  accounting principle............................  $     415.8      $     242.2       $     125.2
Cumulative effect of change in accounting
  principle.......................................                                           (12.7)
                                                    -----------      -----------       -----------
Net income........................................        415.8            242.2             112.5
Preferred dividends...............................        (38.2)           (42.3)            (37.6)
                                                    -----------      -----------       -----------
Net income applicable to common stock.............  $     377.6      $     199.9       $      74.9
                                                    ===========      ===========       ===========
Earnings Per Common Share:
Income before cumulative effect of change in
  accounting principle............................  $      3.24      $      1.76       $      0.81
Cumulative effect of change in accounting
  principle.......................................                                           (0.12)
                                                    -----------      -----------       -----------
Earnings per common share.........................  $      3.24      $      1.76       $      0.69
                                                    ===========      ===========       ===========
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